PRICING SUPPLEMENT NO. 83                                         Rule 424(b)(3)
DATED:  May 5, 1999                                           File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)


                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $25,000,000                       Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:  5/6/99                         Fixed Rate Notes  [  ]              Certificated Notes [_]

Maturity Date:  5/8/2000                             CUSIP#: 073928 JG 9
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)

N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate: N/A

[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[_]        Federal Funds Rate                                         Interest Reset Date(s): Monthly

[_]        Treasury Rate                                              Interest Reset Period: *

[_]        LIBOR Reuters                                              Interest Payment Date(s): *

[x]        LIBOR Telerate

[_]        Prime Rate

[_]        CMT Rate
                                                                      Interest Payment Period: Monthly

 Initial Interest Rate:  4.90250%
 Index Maturity:  N/A

 Spread (plus or minus):  0

-----------------------------------

*        On the 8th of each month.

         The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.